SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 13, 2006, Celanese Corporation (the “Company”) announced that it has entered into an agreement to sell its oxo products and derivatives businesses, including European Oxo GmbH (“EOXO”), a joint venture between Celanese AG and Degussa AG, to Advent International, a global private equity firm, for the purchase price of EUR € 480 million, which is approximately USD $630 million at current exchange rates. This sale is consistent with Celanese’s strategy to optimize its portfolio and divest non-core businesses. The transaction is subject to customary closing conditions, including consent from senior secured lenders and regulatory approvals. A copy of the related press release issued by the Company on December 13, 2006 is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
/s/ Steven M. Sterin
By:
	Name:	Steven M. Sterin
	Title:	Vice President and Corporate Controller

Date: December 13, 2006

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 13, 2006